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                                                                EXHIBIT 23.2

[PRICE WATERHOUSE LOGO]


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 27, 1996, appearing on page 29 of Dresser Industries, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Dallas, Texas
July 3, 1997